Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2002 Stock Plan of St. Jude Medical, Inc. of our report dated January 28, 2002 (except for Note 4, as to which the date is February 13, 2002) with respect to the consolidated financial statements and schedule of St. Jude Medical, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 15, 2002